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                                                                    EXHIBIT 4.2

                               VISTEON CORPORATION

                                       and

                 J.P.MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
                                   as Trustee

                             SUPPLEMENTAL INDENTURE

                           Dated as of March 10, 2004

                  Supplement to Amended and Restated Indenture
                           dated as of March 10, 2004

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                             SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE, dated as of the 10th day of March, 2004 between VISTEON CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the "Corporation"), party of the first part, and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a banking association duly incorporated and exiting under the laws of the United States of America, as trustee hereunder (hereinafter sometimes called the "Trustee," which term shall include any successor trustee appointed pursuant to Article Seven of the Indenture referred to below).

                                    RECITALS

         WHEREAS, the Corporation has heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of March 10, 2004, providing for the issuance, from time to time, of securities (the "Securities") evidencing its unsecured indebtedness; and

         WHEREAS, pursuant to Sections 2.02 and 2.03 of the Indenture the Corporation and the Trustee may enter into indentures supplemental to the Indenture for, among other things, the purpose of establishing the form and terms of Securities of any series (the "Supplemental Indenture"); and

         WHEREAS, no Securities have been issued under the Indenture and there do not currently exist any Holders;

         WHEREAS, the Company desires to issue a series of senior debt securities under the Indenture, and has duly authorized the creation and issuance of such debt securities and the execution and delivery of this Supplemental Indenture;

         WHEREAS, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purposes of establishing the terms of such debt securities and providing for the rights, obligations and duties of the Trustee with respect to such debt securities;

         WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by a resolution of the Securities Pricing Committee established and granted the authority to do so by the Board of Directors of the Company;

         WHEREAS pursuant to Section 10.01 of the Indenture, the Trustee and the Corporation are authorized to execute and deliver this Supplemental Indenture;

         WHEREAS, all conditions and requirements of the Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto;

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NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the mutual promises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE

                              CREATION OF THE NOTES

                  Section 1.1 Designation of the Series. Pursuant to the terms hereof and Sections 2.01 of the Indenture, the Company hereby creates a series of its debt securities designated as the "7.00% Notes due 2014" (the "Notes"), which Notes shall be deemed "Securities" for all purposes under the Indenture.

                  Section 1.2 Limit on Amount of Series; Issuance of Additional Notes. The Securities initially shall be limited to an aggregate principal amount of $450,000,000 (except in each case for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of or within the Series pursuant to Section 2.05, 2.06, 2.07,
3.02 or 10.04 of the Indenture); provided, the Corporation may increase such aggregate principal amount upon the action of the Board to do so from time to time.

                  Section 1.3 Payment of Principal Amount. The dates on which the principal amount of the Securities shall be payable shall be March 10, 2014.

                  Section 1.4 Payment of Interest. The rate at which the Securities shall bear interest shall be 7.00% per annum. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The date from which interest shall accrue for the Securities shall be March 10, 2004. The Interest Payment Dates on which such interest shall be payable shall be March 10 and September 10 of each year, commencing September 10, 2004. The record date for the interest payable on the Designated Securities on any Interest Payment Date shall be the close of business on the 15th day preceding such Interest Payment Date.

                  Section 1.5 Place of Payment. The place or places where the principal of (and premium, if any) and interest on the Securities shall be payable shall be the office of the Trustee, 4 New York Plaza, 18th Floor, New York, New York 10004, Attention: Corporate Trust Services; provided, however, that at the option of the Corporation, payment of interest on registered securities may be made by check mailed to the address of the Holder entitled thereto as such address shall appear in the Security Register or by wire transfer of immediately available funds if the Holder holds U.S. $10,000,000 or more in aggregate principal amount and sends wire transfer instructions to the Trustee as required in the Indenture.

                  Section 1.6 Optional Redemption. The Securities are subject to redemption, in whole at any time or in part from time to time, at the option of the Corporation at a redemption price equal to the greater of (1) 100% of the principal

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amount of the Securities to be redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Securities, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

         "TREASURY RATE" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

         "BUSINESS DAY" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

         "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

         "INDEPENDENT INVESTMENT BANKER" means J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. and their respective successors or, if both such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Corporation.

         "COMPARABLE TREASURY PRICE" means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or, (2) if the Independent

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Investment Banker obtains fewer than five such Reference Treasury Dealer
Quotations, the average of all such quotations.

         "REFERENCE TREASURY DEALER" means (1) each of J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute for such firm another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Corporation.

         "THE REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

                  Section 1.7 No Sinking Fund. The Corporation shall have no obligation to redeem, purchase or repay the Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof.

                  Section 1.8 Form of Notes. The form of Security for the Notes shall be as set forth on Exhibit A.

                  Section 1.9 Depository for Global Securities. The Securities shall be issued in the form of one or more fully registered Global Securities in registered form and deposited with, or on behalf of the Depository Trust Company, New York ("DTC"), and registered in the name of Cede & Co., DTC's nominee. The securities will not be issued in definitive form.

                  Section 1.10 Defeasance. The provisions of Article XII of the Indenture relating to defeasance of Securities shall apply to the Securities.

                                  ARTICLE TWO

                    APPOINTMENT OF THE TRUSTEE FOR THE NOTES

                  Section 2.1 Appointment of Trustee; Acceptance by Trustee. Pursuant and subject to the Indenture, the Company and the Trustee hereby constitute the Trustee as trustee to act on behalf of the Holders of the Notes. By execution, acknowledgment and delivery of this Supplemental Indenture, the Trustee hereby accepts appointment as trustee with respect to the Notes, and agrees to perform such trusts upon the terms and conditions set forth in the Indenture and in this Supplemental Indenture.

                  Section 2.2 Rights, Powers, Duties and Obligations of the Trustee. Any rights, powers, duties and obligations by any provisions of the Indenture

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conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.

                                 ARTICLE THREE

                                   DEFINITIONS

                  Section 3.1 Definition of Terms. Unless otherwise provided herein or unless the context otherwise requires: (a) a term defined in the Indenture has the same meaning when used in this Supplemental Indenture; (b) a term defined anywhere in this Supplemental Indenture has the same meaning throughout; (c) the singular includes the plural and vice versa; and (d) headings are for convenience of reference only and do not affect interpretation.

                                  ARTICLE FOUR

                                    COVENANTS

                  Section 4.1 No New Covenants. The Notes are subject only to the covenants of the Company contained in the Indenture.

                                  ARTICLE FIVE

                                  MISCELLANEOUS

                  Section 5.1 Application of Supplemental Indenture. Each and every term and condition contained in the Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes created hereby and not to any future series of Securities established under the Indenture.

                  Section 5.2 Benefits of Supplemental Indenture. Nothing contained in this Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail itself, himself or herself as the case may be, of any benefit under any provision of the Indenture or this Supplemental Indenture.

                  Section 5.3 Effective Date. This Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

                  Section 5.4 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

                  Section 5.5 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed

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to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  Section 5.6 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  Section 5.7 Separability Clause. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

Dated:  March 10, 2004

                                       VISTEON CORPORATION

                                       By:    /s/ Peter Look
                                              -------------------------------
                                       Name:  Peter Look
                                       Title: Vice President and Treasurer

                                       J.P. MORGAN TRUST COMPANY,
                                       NATIONAL ASSOCIATION, as
                                       Trustee

                                       By:    /s/ Donna V. Fanning
                                              -------------------------------
                                       Name:  Donna V. Fanning
                                       Title: Vice President

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                                    Exhibit A

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Visteon Corporation or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                               VISTEON CORPORATION

                              7.00% Notes due 2014
                              CUSIP No. 92839U AC 1

REGISTERED                                                      PRINCIPAL AMOUNT
No. 1                                                          U.S. $450,000,000

         VISTEON CORPORATION, a Delaware corporation (the "Corporation"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Four Hundred and Fifty Million Dollars ($450,000,000) at the office of the Trustee (as hereinafter defined), 4 New York Plaza, 18th Floor, New York, New York 10004, Attention: Corporate Trust Services, on March 10, 2014, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at the rate of 7.00% per annum at the office of the Trustee, 4 New York Plaza, 18th Floor, New York, New York 10004,
Attention: Corporate Trust Services, in like coin or currency commencing on September 10, 2004, semi-annually on March 10 and September 10, until payment of said principal sum has been made or duly provided for. The interest so payable on any March 10 or September 10 will, subject to certain exceptions provided in the Indenture referred to below, by paid to the person in whose name this Note is registered at the close of business on the fifteenth day preceding each such March 10 or September 10 at the office of the Trustee, 4 New York Plaza, 18th Floor, New York, New York 10004, Attention: Corporate Trust Services; at the option of the Corporation, interest may be paid by check to the registered holder hereof entitled thereto at his, her or its last address as it appears on the registered holder hereof entitled thereto at his, her or its last address as it appears on the registry books, or by wire transfer of immediately available funds if the registered Holder hereof holds U.S. $10,000,000 or more in aggregate principal amount and sends wire transfer instructions to the Trustee as required in the

Indenture, and principal may be paid by check to the registered Holder hereof or other person entitled thereto against surrender of this Note.

         The Note represents $450,000,000 of the Corporation's 7.00% Notes due 2014 (the "Securities"), all issued or to be issued under and pursuant to an Indenture dated as of March 10, 2004 (the "Base Indenture"), duly executed and delivered by the Corporation to J.P. Morgan Trust Company, National Association, as successor to Bank One Trust Company, N.A., Trustee (the "Trustee"), and the Supplemental Indenture, dated as of March 10, 2004 (the "Supplemental Indenture"), duly executed and delivered by the Corporation to the Trustee (and, together with the Indenture, the "Indenture") to which Indenture and any indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any) and may otherwise vary as provided in the Indenture.

         Initially, the Trustee will act as Paying Agent and Security Registrar.

         In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Corporation and the Trustee to execute a supplemental indenture to add any provisions to, change in any manner or eliminate any provisions of, the Indenture or any existing supplemental indenture or to modify the rights of the Holders of the Securities issued under either such Indenture or existing supplemental indenture, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time outstanding that are affected by the supplemental indenture to be executed (voting as one class), provided, however, that the consent of Holder of each Security is required if the supplemental indenture to be executed:

         (i) (a) changes the fixed maturity of the Securities, (b) reduces their principal amount (or premium, if any), (c) reduces the rate or extends the time of payment of any interest or any Additional Amounts payable on the Securities, (d) reduces the amount due and payable upon acceleration of the maturity of the Securities or the amount provable in bankruptcy, or (e) makes the principal of (premium, if any), or any interest, if any, or Additional Amounts, if any, on any Security payable in any coin or currency other than that provided in the Security;

         (ii) impairs the right to initiate suit for the enforcement of any such payment on or after the stated maturity of the Securities (or, in the case of redemption, on or after the redemption date for such Security; or

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         (iii) reduces the percentage of Securities, the consent of the Holders of which is required for any such supplemental indenture, or the percentage required for the consent of the Holders to waive defaults.

         The Indenture also contains provisions permitting the Corporation and the Trustee to execute supplemental indentures without the consent of the Holders of the Securities to (a) evidence the assumption by a successor corporation of the obligations of the Corporation, (b) add covenants for the protection of the Holders of the Securities, (c) add or change any of the provisions of the Indenture to permit or facilitate the issuance of Securities of any series in bearer form and to provide for the exchange of Securities in bearer form with registered Securities, (d) cure any ambiguity or correct any inconsistency in the Indenture or in a supplemental indenture, (e) transfer, assign, mortgage or pledge any property to or with the Trustee, (f) evidence the acceptance of appointment by a successor trustee, (g) establish the form or terms of Securities of any series as permitted by the terms of the Indenture, and (h) change or eliminate provisions of the Indenture where the changes or eliminations do not apply to any Security outstanding and become effective only when there is no Security outstanding of a series created before the execution of the supplemental indenture that is entitled to the benefit of the provision being changed or eliminated.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate, and in the coin or currency, herein prescribed.

         The Securities may be redeemed in whole at any time, or in part from time to time, at the option of the Corporation, at the redemption price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Securities, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

          "TREASURY RATE" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the

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nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

         "BUSINESS DAY" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

         "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

         "INDEPENDENT INVESTMENT BANKER" means J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. and their respective successors or, if both such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Corporation.

         "COMPARABLE TREASURY PRICE" means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or, (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

         "REFERENCE TREASURY DEALER" means (1) each of J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute for such firm another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Corporation.

         "THE REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

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         The Corporation shall have no obligations to redeem, purchase or repay this Note pursuant to any sinking fund or analogous provision or at the option of the Holder hereof.

         This Note is subject to defeasance on the terms and conditions stated in the Indenture.

         Terms defined in the Indenture and not defined otherwise herein shall have the respective meanings assigned thereto in the Indenture.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee in accordance with the Indenture.

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